CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
              First Mortgage Bonds, Medium-Term Note Series


                         DISTRIBUTION AGREEMENT



                                                                June 1, 1995


SMITH BARNEY INC.
388 Greenwich Street
New York, New York  10013

FIRST CHICAGO CAPITAL MARKETS, INC.
One First National Plaza
Chicago, Illinois  60670

MORGAN STANLEY & CO. INCORPORATED
1251 Avenue of the Americas
New York, New York  10020


Dear Sirs:

         Central Illinois Public Service Company, an Illinois corporation (the "Company"), confirms its agreement with Smith Barney Inc., First Chicago Capital Markets, Inc. and Morgan Stanley & Co. Incorporated (and any other agent who becomes a party hereto as specified in Section 1(a)) (each referred to as an "Agent" and collectively referred to as the "Agents") with respect to the issue and sale by the Company of its First Mortgage Bonds, Medium-Term Note Series described herein (the "Bonds"). The Bonds will be issued under the Indenture of Mortgage or Deed of Trust dated October 1, 1941, executed by the Company to Bank of America Illinois, Chicago, Illinois, as trustee (the "Trustee") and Robert J. Donahue, co-trustee (collectively, the "Trustees"), as previously supplemented and amended by supplemental trust indentures and as to be further supplemented and amended by a supplemental trust indenture relating to each series of Bonds (such Indenture of Mortgage or Deed of Trust as so supplemented and amended and as to be so supplemented and amended is referred to as the "Indenture"). Each series of Bonds shall have the maturity date or dates, interest rate or rates, and, if any, optional and mandatory redemption provisions and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. Each series of Bonds will be issued, and the terms and rights thereof established, from time to time by the Company in accordance with the Indenture. As of the date hereof, the Company has authorized the issuance and sale of up to $50,000,000 aggregate principal amount of Bonds through the Agents pursuant to the terms of this Agreement (subject to the Company establishing the terms of such Bonds or required by the Indenture). It is understood, however, that the Company may from time to time authorize the issuance of additional Bonds and that such additional Bonds may be sold through or to the Agents pursuant to the terms of this Agreement, all as though the issuance of such Bonds were authorized as of the date hereof.

         This Agreement provides both for the sale of Bonds by the Company directly to purchasers, in which case the Agents will act as agents of the Company in soliciting Bond purchases, and (as may from time to time be agreed to by the Company and the applicable Agent) to an Agent as principal for resale to purchasers.

         The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (No. 33-56063) for the registration of debt securities and preferred stock, including the Bonds, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the SEC. Such registration statement (and any further registration statements which may be filed by the Company for the purpose of registering additional Bonds and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus constituting a part thereof, and any prospectus supplements relating to the Bonds (including supplements filed pursuant to Rule 424(b)(3) of the 1933 Act Regulations), including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange
Act of 1934 (the "1934 Act") or the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Bonds which is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to each Agent for such use.

SECTION 1.    Appointment as Agents.
        (a) Appointment of Agents. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell
Bonds directly on its own behalf, the Company hereby appoints the Agents as its agents for the purpose of soliciting purchases of the Bonds from the Company by others and agrees that, except as otherwise contemplated herein, whenever the Company determines to sell Bonds directly to an Agent as principal for resale to others, it will enter into a Terms Agreement
(hereafter defined) relating to such sale in accordance with the provisions of
Section 3(b) hereof. Upon notice to the Company, the Agents are authorized to appoint sub-agents or to engage the services of any other broker or dealer in connection with the offer or sale of the Bonds. The Company agrees that, during the period the Agents are acting as the Company's agents hereunder, the Company will not contract or solicit potential investors introduced to it by an Agent to purchase the Bonds. The Company may appoint, upon prompt written notice to the Agents, additional persons to serve as Agents hereunder, but only if each such additional person agrees to be bound by all of the terms of this Agreement as an Agent. Any such person shall become an Agent hereunder by executing an acceptance in the form of Exhibit C hereto.
         (b) Reasonable Efforts Solicitations; Right to Reject Offers. Upon receipt of instructions from the Company, each Agent will use its reasonable efforts to solicit purchases of such principal amount of the Bonds as the Company and such Agent shall agree upon from time to time during the term of this Agreement, it being understood that the Company shall not approve the solicitation of purchases of Bonds in excess of the lower of the amount that shall be authorized by the Company from time to time or the principal amount of Bonds registered pursuant to the Registration Statement and the amount authorized by the Illinois Commerce Commission ("ICC"). The Agents will have no responsibility for maintaining records with respect to the aggregate principal amount of Bonds sold, or of otherwise monitoring the availability of Bonds for sale under the Registration Statement. Each Agent will communicate to the Company, orally or in writing, each offer to purchase Bonds, other than those offers rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Bonds, as a whole or in part, and any such rejection shall not be deemed a breach of such Agent's agreement contained herein. The Company may accept or reject any proposed purchase of the Bonds, in whole or in part.
         (c) Solicitations as Agent; Purchases as Principal. In soliciting purchases of the Bonds on behalf of the Company, the Agents shall act solely as agents for the Company and not as principal. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Bonds has been solicited by such Agent and accepted by the Company. The Agents shall not have any liability to the Company if any such purchase is not consummated for any reason. The Agents shall not have any obligation to purchase Bonds from the Company as principal, but each Agent may agree from time to time to purchase Bonds as principal.
Any such purchase of Bonds by an Agent as principal shall be made pursuant to a Terms Agreement in accordance with Section 3(b) hereof.
         (d) Reliance. The Company and each Agent agree that any Bonds the placement of which such Agent arranges shall be placed by such Agent, and any Bonds purchased by such Agent shall be purchased, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2.    Representations and Warranties.
         (a) The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Bonds (whether through an Agent as agent or to an Agent as principal), as of the date of each delivery of Bonds (whether through such Agent as agent or to the Agent as principal) (the date of each such delivery to an Agent as principal being hereafter referred to as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of Bonds or similar changes) or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities or preferred stock under the Registration Statement, unless the Agents shall otherwise specify) (each of the times referenced above being referred to herein as a "Representation Date") as follows:
             (i) Registration Statement and Prospectus. The Company meets the requirements for use of Form S-3 under the 1933 Act. There are no contracts or documents of the Company that are required to be filed as exhibits to the Registration Statement or any documents incorporated by reference therein by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations of the SEC thereunder (the "1934 Act Regulations") which have not been so filed. No order preventing or suspending the use of the Prospectus or the Registration Statement has been issued by the SEC. The Registration Statement complied, at the date of this Agreement, and as of the applicable Representation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (the "1939 Act") and the rules and regulations of the SEC thereunder. The Registration Statement, at the date of this Agreement did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective or any Annual Report on Form 10-K is filed by the Company with the SEC and as of each Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date of this Agreement complies, and as of each Representation Date will comply, in all material respects with the 1933 Act and the 1933 Act Regulations, and the Prospectus, as of the date of this Agreement does not, and as of each Representation Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company makes no representations or warranties in this subsection as to (A) that part of the Registration Statement which shall constitute the Statements of Eligibility (Forms T-1 and T-2) under the 1939 Act of the Trustees or (B) the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Agents specifically for use in the Registration Statement or Prospectus or (C) the information in the Prospectus dated May 31, 1995 under the caption "Book-Entry System" and in the Prospectus Supplement dated June 1, 1995 under the caption "Description of First Mortgage Bonds, Medium-Term Note Series -- Book-Entry Notes".

             (ii) Incorporated Documents. The documents incorporated by reference in the Prospectus as of the date of this Agreement, when they were filed with the SEC, conformed in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference subsequent to the date hereof, when they are filed with the SEC, will conform in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations and will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representations or warranties as to (A) that part of the Registration Statement which shall constitute the Statements of Eligibility
        (Forms T-1 and T-2) under the 1939 Act of the Trustees or (B) the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Agents specifically for use in the Registration Statement or Prospectus or
        (C) the information in the Prospectus dated May 31, 1995 under the caption "Book-Entry System" and in the Prospectus Supplement dated
        June 1, 1995 under the caption "Description of First Mortgage Bonds, Medium-Term Note Series -- Book-Entry Notes".

           (iii) Financial Statements and Accountants. The financial statements of the Company filed as part of or incorporated by reference in the Registration Statement and Prospectus fairly present the financial condition of the Company as of the dates indicated and the results of its operations and cash flows for the periods therein specified; and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise indicated therein. Arthur Andersen LLP, who have certified or examined certain financial statements incorporated by reference in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

            (iv) Due Incorporation and Qualification. The Company has been incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Illinois, with due corporate authority to own and operate the properties now used by it and to carry on its business as now being carried on by it, as described in the Prospectus; and the Company is not required by the nature of its business to be licensed or qualified as a foreign corporation in any other state or jurisdiction; and except as set forth in the Prospectus, the Company has all material licenses and approvals required to conduct its business. The Company has no majority-owned subsidiaries (within the meaning of Rule 1-02(m) of Regulation S-X (17 CFR Part 210) with total assets or total liabilities in excess of $100,000.

             (v) Authorization and Validity of the Bonds and the Indenture. On or prior to the applicable date of each delivery of Bonds (whether through an Agent as agent or pursuant to a Terms Agreement), the Indenture and the Bonds will be duly authorized by the Company. The Indenture has been duly qualified under the 1939 Act. When duly executed and delivered by the Company, assuming due authorization, execution and delivery of the Indenture by the Trustees, and when the Bonds have been duly executed, authenticated, issued and delivered as contemplated by this Agreement and by the Indenture, the Indenture and the Bonds will constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, except as enforcement of provisions of the Indenture may be limited by the laws of the State of Illinois affecting the remedies for the enforcement of the security provided for in the Indenture or limited by bankruptcy, insolvency or other applicable laws affecting the enforcement of creditors' rights generally and except for the availability of equitable remedies.

             (vi) Material Changes. Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) the Company has not sustained any loss or interference material to the Company with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (B) the Company has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company, and (C) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company.

              (vii) Legal Proceedings. Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding, to which the Company is a party, before or by any court or governmental agency or body, that might result in any material adverse change in the condition (financial or other), business, net worth or results of operations of the Company, or might materially and adversely affect the properties or assets of the Company.

             (viii) No Defaults; Regulatory Approvals. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan or note agreement, lease or other agreement or instrument to which the Company is a party or by which it is bound and that is material to the Company or to which any material property of the Company is subject, the Company's Restated Articles of Incorporation, as amended, or by-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company and that is material to the Company or any of its material properties; the ICC has issued its final orders (the "ICC Order") authorizing the issuance and sale of not to exceed $49,000,000 principal amount of the Bonds through December 31, 1996, the ICC Order is in full force and effect, and no other consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Bonds (as so limited) by the Company hereunder, except such as may be required under state securities laws and except for the approval of the ICC as described above, and the Company has full power and lawful authority to authorize, issue and sell the Bonds (as so limited) on the terms and conditions herein set forth.

             (ix) ICC Application. The written information contained in any application filed by the Company with the ICC in connection with the Company's request for authorization of the transactions contemplated hereby and the information contained in the certificates and the other documents delivered by the Company in connection therewith is true, correct and complete in all material respects.

             (x) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

             (xi) Title to Property. Substantially all of the permanent, fixed properties of the Company are owned in fee simple or are held under valid leases, in each case subject only to (A) the liens of current mortgages (including the lien of the Indenture), (B) "permitted encumbrances and liens" as defined in the Indenture and (C) such minor imperfections of titles and encumbrances, if any, that are not substantial in amount, do not materially detract from the value or marketability of the properties subject thereto and do not materially impair the Company's operations.

             (xii) Investment Company. The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

             (xiii) Environmental Compliance. Except as set forth in the Prospectus, the Company (A) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (B) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (C) is in compliance with all terms and conditions of any such permit, license or approval, except as to clauses (A), (B) and
        (C) where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company.

       (b) Additional Certifications. Any certificate signed by any director or officer of the Company and delivered to the Agents or to counsel for the Agents in connection with an offering of Bonds or the sale of Bonds to an Agent as principal shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

SECTION 3.    Solicitations as Agent; Purchases as Principal.

         (a) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees, as an agent of the Company, to use its reasonable efforts to solicit offers to purchase the Bonds upon the terms and conditions set forth herein and in the Prospectus.

         The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Bonds through an Agent, as agent, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, such Agent will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised such Agent that such solicitation may be resumed.

         The Company agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Bond sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule A hereto. The Agents shall not have any liability to the Company in the event any such agency purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Bonds to a purchaser whose offer was accepted, the Company shall (i) hold the applicable Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to the applicable agent any commission to which it would be entitled in connection with such sale.

         The purchase price, interest rate or rates, maturity date or dates, redemption provisions and other terms of the Bonds shall be agreed upon by the Company and the Agents and set forth in a pricing supplement to be prepared following each acceptance by the Company of an offer for the purchase of Bonds (a "Pricing Supplement"). Except as may be otherwise provided in such supplement to the Prospectus, the Bonds will be issued in denominations of $100,000 or any larger amount that is an integral multiple of $1,000. All Bonds sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent.

        (b) Purchases as Principal. Each sale of Bonds to an Agent as principal shall be made in accordance with the terms contained herein and (unless the Company and such Agent shall otherwise agree) pursuant to a separate agreement that will provide for the sale of such Bonds to, and the purchase and reoffering thereof by, such Agent. Each such separate agreement (which may be an oral agreement) between such Agent and the Company is herein referred to as a "Terms Agreement". Unless the context otherwise requires, each reference contained herein to "this Agreement" shall be deemed to include any applicable Terms Agreement between the Company and the applicable Agent. Each such Terms Agreement, whether oral or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit A hereto. An Agent's commitment to purchase Bonds as principal pursuant to any Terms Agreement or otherwise shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Bonds to be purchased by such Agent pursuant thereto, the price to be paid to the Company for such Bonds (which, if not so specified in a Terms Agreement, shall be at a discount equivalent to the applicable commission set forth in Schedule A hereto), the time and place of delivery of and payment for such Bonds, any provisions relating to rights of, and default by purchasers acting together with such Agent in the reoffering of the Bonds, and such other provisions (including further terms of the Bonds) as may be mutually agreed upon. Each Agent may utilize a selling or dealer group in connection with the resale of the Bonds purchased. An Agent may reallow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Bonds.
Such Terms Agreement shall also specify the requirements, if any, for the officer's certificate, opinions of consel and comfort letter pursuant to Sections 7(b), 7(c) and 7(d) hereof.

        (c) Administrative Procedures. Administrative procedures with respect to the sale of Bonds shall be as set forth in the Administrative Procedures attached hereto as Exhibit B as they may be amended from time to time by written agreement between Agents and the Company (the "Procedures"). The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

SECTION 4.    Covenants of the Company.

         The Company covenants with each Agent as follows:

         (a) Notice of Certain Events. The Company will notify the Agents immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the SEC for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act that will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus (including, in each case, any document incorporated by reference therein), (iv) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

        (b) Notice of Certain Proposed Filings. The Company will give the Agents notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Bonds, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rates of Bonds), whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish the Agents with copies of any such amendment or supplement or other documents proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will not file any such amendment or supplement or other documents in a form to which the Agents or counsel for the Agents shall reasonably object.

        (c) Copies of the Registration Statement and the Prospectus. The Company will deliver to the Agents as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Agents may reasonably request. The Company will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) as the Agents shall reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Bonds.

        (d) Preparation of Pricing Supplements. The Company will prepare, with respect to any Bonds to be sold through or to any Agent pursuant to this Agreement, a Pricing Supplement with respect to such Bonds in a form previously approved by such Agent and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the SEC on the fifth business day after the date on which such Pricing Supplement is first used.

        (e) Revisions of Prospectus -- Material Changes. Except as otherwise provided in subsection (1) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Bonds in the Agents' capacity as agents and to cease sales of any Bonds the Agents may then own as principal pursuant to a Terms Agreement, and the Company will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

        (f) Prospectus Revisions -- Periodic Financial Information. Except as otherwise provided in subsection (1) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and shall cause the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

        (g) Prospectus Revisions -- Audited Financial Information. Except as otherwise provided in subsection (1) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

        (h) Earnings Statements. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Bonds.

        (i) Blue Sky Qualifications. The Company will endeavor, in cooperation with the Agents, to qualify the Bonds for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Bonds; provided that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Bonds have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Bonds for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

        (j) 1934 Act Filings. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act.

        (k) Stand-Off Agreement. If required pursuant to the terms of a Terms Agreement, between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without the applicable Agent's prior consent, offer or sell, or enter into any agreement to sell, any debt securities of the Company (other than the Bonds that are to be sold pursuant to such Terms Agreement and commercial paper in the ordinary course of business).

        (l) Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (e), (f) or (g) of this Section during any period from the time (i) the Agents shall have suspended solicitation of purchases of the Bonds in their capacity as agents pursuant to a request from the Company and (ii) the Agents shall not then hold any Bonds as principal purchased pursuant to a Terms Agreement, to the time the Company shall determine that solicitation of purchases of the Bonds should be resumed or shall subsequently enter into a new Terms Agreement with any or all of the Agents.

        (m) Condition to Agency Transactions. Any person who has agreed to purchase Bonds as the result of an offer to purchase solicited by an Agent shall have the right to refuse to purchase and pay for such Bonds if, on the related settlement date fixed pursuant to the Procedures, (i) there has been, since the date on which such person agreed to purchase the Bonds (the "Trade Date"), or since the respective date as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company whether or not arising in the ordinary course of business, or (ii) there shall have occurred any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in the judgment of such person, impracticable or inadvisable to purchase the Bonds, or (iii) trading in any securities of the Company or CIPSCO Incorporated has been suspended by the SEC or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the SEC or any other governmental authority, or if a banking moratorium shall have been declared by either federal or New York authorities, or (iv) the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the Trade Date shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) any condition set forth in Section 5(d) shall not have been satisfied.

SECTION 5.    Conditions of Obligations.
       The obligations of each Agent to solicit offers to purchase the Bonds as agent of the Company, the obligations of any purchasers of the Bonds sold through each Agent as agent, and any obligation of an Agent to purchase Bonds pursuant to a Terms Agreement or otherwise will be subject to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

         (a) Legal Opinions. On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:

             (1)  Opinion of Jones, Day, Reavis & Pogue.  The opinion of
        Jones, Day, Reavis & Pogue, counsel to the Company, to the effect that:

             (i) The Company is a duly organized and validly existing corporation and is in good standing under the laws of the State of Illinois with corporate power and authority to own and operate the properties now owned by it and to conduct the business now being conducted by it as described in the Prospectus.

             (ii) The Indenture as in effect and as amended and supplemented through the date hereof has been duly authorized, executed and delivered by the Company and constitutes a valid and binding instrument of the Company enforceable in accordance with its terms, and the Indenture has been qualified under the 1939 Act.

             (iii) The Bonds of each series, when duly executed, authenticated, issued and delivered pursuant to this Agreement and the Indenture, as supplemented by an indenture supplemental thereto applicable to such series in substantially the form filed as an exhibit to the Registration Statement (a "Supplemental Indenture") which Supplemental Indenture has been (i) duly authorized by a resolution of the Board of Directors or Executive Committee thereof of the Company which resolution establishes the terms and conditions of such series of Bonds, (ii) duly executed and delivered by the Company and the Trustees and (iii) duly filed for record as required by law, and upon receipt by the Company of the consideration for such series of Bonds, will be duly authorized by all necessary corporate action on the part of the Company and will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms and the terms of the Indenture and such Supplemental Indenture, entitled to the security and benefits of the Indenture and such Supplemental Indenture and secured equally and ratably with all other bonds issued under the Indenture except as to differences between series permitted by the Indenture and not affecting the rank of the lien thereof.

             (iv) This Agreement has been duly authorized, executed and delivered by the Company, and each Terms Agreement has been duly authorized by the Company, and assuming that this Agreement has been, and each Terms Agreement will be, duly and validly authorized, executed and delivered by each Agent who is a party thereto, this Agreement is, and each Terms Agreement when duly executed and delivered by the Company will be, a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability of the indemnification or contribution provisions thereof may be limited by applicable securities laws.

             (v) An order or orders have been entered by the ICC permitting the issuance and sale of not to exceed $49,000,000 aggregate principal amount of Bonds through December 31, 1996, as contemplated by this Agreement or any applicable Terms Agreement and, to the best knowledge of such counsel, are still in full force and effect, and no further authorization or consent of any public body or board is legally required for the issuance and sale by the Company of the Bonds as contemplated by this Agreement, or any applicable Terms Agreement except as may be required by state securities laws. The approval of the SEC under the Public Utility Holding Company Act of 1935 is not required in connection with the issuance and sale of the Bonds by the Company.

             (vi) The consummation of the transactions contemplated in this Agreement or any applicable Terms Agreement and the fulfillment of the terms of this Agreement or any applicable Terms Agreement and compliance by the Company with all the terms and provisions of the Indenture will not result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument known to such counsel to which the Company is a party or by which it is bound, or the Restated Articles of Incorporation, or by-laws of the Company or, to the best of such counsel's knowledge, any order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or its property.

             (vii) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

             Such opinion also shall state that such counsel have participated in the preparation of the Registration Statement and the Prospectus; that from time to time they have participated in conferences with representatives of the Company, its other counsel, its independent accountants who examined certain of the financial statements of the Company included or incorporated in the Registration Statement and the Prospectus, and representatives and counsel for the Agents concerning the information contained in the Registration Statement and the Prospectus and the proposed responses to various items in Form S-3, and that they have participated in prior financings of the Company. Such opinion shall state that based thereupon such counsel are of the opinion that the Registration Statement and the Prospectus, except for the operating statistics, financial statements and schedules and other financial and statistical data contained or incorporated by reference in the Registration Statement and the Prospectus, except for the information referred to under the caption "Legal Opinions" as having been included in the Prospectus on the authority of Sorling, Northrup, Hanna, Cullen and Cochran, Ltd., as experts, except for information in the Prospectus under the captions "Book-Entry System" and "Description of First Mortgage Bonds, Medium-Term Note Series-- Book-Entry Notes" and except as to the Trustees' Statement of Eligibility on Forms T-1 and T-2, as to which such counsel need express no opinion, at the time the Registration Statement became effective under the Act, complied as to form in all material respects with the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC thereunder; and that such counsel do not know of any legal or govern-mental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed or incorporated therein by reference as permitted by the rules and regulations under the 1933 Act as required. For purposes of this paragraph, such counsel may assume the adequacy of the written information supplied by the Agents for use in the Registration Statement or the Prospectus.

              Such opinion also shall state that the statements in the Prospectus which are stated therein to have been made on authority of such counsel have been reviewed by such counsel and, as to matters of law and legal conclusions, are correct; and that the statements contained in the Prospectus under the captions "Description of First Mortgage Bonds, Medium-Term Note Series" and "Description of Debt Securities", insofar as they purport to summarize the provisions of the documents referred to therein, present fair summaries of such provisions.

            Such opinion also shall state that the Registration Statement has become effective under the 1933 Act, any prospectus supplement to the Prospectus required to be filed pursuant to Rule 424 under the 1933 Act has been filed with the SEC, and to the best knowledge of such counsel no stop order suspending the effectiveness of the Registration State-ment has been issued and no proceedings for that purpose are pending or threatened by the SEC.

             Such opinion also shall state that while such counsel have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness, or fairness (except as set forth in the second preceding paragraph above) of the information contained in the Registration Statement and the Prospectus, including any document incorporated or deemed to be incorporated therein by ref-erence, based upon the participation and discussions described above, however, no facts have come to the attention of such counsel that cause them to believe that the Registration Statement (except for the operating statistics, financial statements, financial schedules and other financial and statistical data contained or incorporated by ref-erence in the Registration Statement and the Prospectus, except for the information referred to under the caption "Legal Opinions" as having been included in the Prospectus on the authority of Sorling, Northrup, Hanna, Cullen and Cochran, Ltd., as experts, except for information in the Prospectus under the captions "Book-Entry System" and "Description of First Mortgage Bonds, Medium-Term Note Series-- Book-Entry Notes" and except for the Trustees' Statements of Eligibility on Form T-1 and T-2, as to which such counsel need express no opinion), at the time it became effective, and if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the SEC subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, and at the date hereof, or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 3(b) hereof) at the date of any Terms
        Agreement and at the Settlement Date with respect thereto, as the case may be, contains or contained any untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (with the foregoing exceptions) as amended or supplemented as of the date of this Agreement, or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 3(b) hereof) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contains or contained any untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             For purposes of such opinion, such counsel need express no opinion with respect to the requirements of any state securities or "blue sky" laws. Furthermore, such opinion in paragraph (iii) may assume (but ex-press no opinion thereon) that the Company has title to the properties purported to be owned by it and which are, by the terms of the Indenture, subject to the lien of the Indenture and that the liens or security interests created, or intended or purported to be created, by the Indenture have been perfected and are prior to all other liens except for "permitted encumbrances" and "prepaid liens" as defined in the Indenture.

              With respect to the opinions expressed in paragraphs (ii), (iii) and (iv) above, (a) such counsel need express no opinion as to the availability of specific performance or other equitable remedies,
        (b) such opinions shall be subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights from time to time in effect, (c) federal bankruptcy laws may affect the validity of the lien of the Indenture with respect to proceeds, products, rents, issues or profits of the property subject to such lien realized, and additional property acquired, within 90 days prior to and after commencement of a case under such laws and (d) enforcement of the provisions of the Indenture may be limited by the laws of Illinois affecting the remedies for the enforcement of the security provided for in the Indenture.

             In rendering the opinion expressed in paragraph (i) above, such counsel may state that they have reviewed and relied on the opinion of Sorling, Northrup, Hanna, Cullen and Cochran, Ltd. as to the validity and sufficiency of the franchises, licenses and permits of the Company, and shall state that they and the Agents are justified in relying on such opinion.

             (2) Opinion of Sorling, Northrup, Hanna, Cullen & Cochran, Ltd. The opinion of Sorling, Northrup, Hanna, Cullen and Cochran, Ltd., counsel to the Company, covering the matters set forth in subsection 5(a)(1)(i) of this Section and such other matters incident to the transactions contemplated hereby as the Agents may reasonably request, and also to the effect that:

             (i) The statements in the Prospectus which are stated therein to have been made on the authority of such counsel have been reviewed by such counsel and, as to matters of law and legal conclusions, are correct.

             (ii) The Company has good and sufficient title to all or substantially all the permanent fixed properties and the material franchises, permits and licenses now owned by it, including those described or referred to in the Prospectus, except as may be otherwise indicated therein, subject to the lien of the Indenture and to permitted encumbrances and liens, as defined in the Indenture, and no notice has been given to the Company by any governmental authority of any proceeding to condemn, purchase or otherwise acquire any material properties of the Company and, so far as such counsel knows, no such proceeding is contemplated.

             (iii) The Indenture of Mortgage or Deed of Trust dated Oct-ober 1, 1941, executed by the Company to Bank of America Illinois and an individual trustee, as supplemented and amended as of the date here-of, has been duly filed for recording and recorded in each county in Illinois in which any permanent fixed property described in and conveyed by the Indenture and now owned by the Company is located, and constitutes a legally valid and direct enforceable first mortgage lien (except as federal bankruptcy laws may affect the validity of the lien of the Indenture with respect to proceeds, products, rents, issues or profits of the property subject to such lien realized and additional property acquired within 90 days prior to and after the commencement of a case under such laws and except as enforcement of provisions thereof may be limited by the laws of the State of Illinois affecting the remedies for the enforcement of the security provided for in the Indenture, which laws do not, in the opinion of such counsel, make such remedies inadequate for realization of the benefits of such security, or limited by bankruptcy or insolvency laws or other applicable laws affecting the enforcement of creditors' rights generally or by general principles of equity) upon substantially all of the Company's fixed properties and franchises used or useful in its public utility business free from all prior or equal ranking liens, charges or encumbrances, subject only to permitted encumbrances and liens, as defined in the Indenture, and to the provisions contained in the Indenture for the release, or substitution and release, of property from the lien thereof.

             (iv) Substantially all physical properties and franchises used or useful in the Company's public utility businesses (other than those of the character not subject to the lien of the Indenture) and now owned by the Company are subject to the lien of the Indenture, subject only to permitted encumbrances and liens, as defined in the Indenture, and to the provisions contained in the Indenture for the release, or substitution and release, of property from the lien thereof. All physical properties and franchises used or useful in the Company's public utility business (other than those of the character not subject to the lien of the Indenture) hereafter acquired by the Company and situated in counties in Illinois in which the Indenture shall be of record will, upon such acquisition, become subject to the lien of the Indenture, subject, however, to such encumbrances and liens as are permitted thereby.

             (v) Except as otherwise set forth in the Prospectus, the Company has such valid franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, approvals, authoriza-tions and/or orders of governmental bodies, political subdivisions or regulatory authorities then obtainable, free from unduly burdensome restrictions, as are necessary for the acquisition, construction, ownership, maintenance and operation of the properties now owned by it and the conduct of the business now carried on by it as described in the Registration Statement and Prospectus, with minor exceptions which, in the opinion of such counsel, do not interfere with the practical operation of the Company's business, and, to the best of the knowledge of such counsel, the Company is not in default or violation thereof in any material respect and is carrying on its business in substantial compliance therewith and with all applicable federal, state and other laws and regulations which are material to the Company.

             In rendering the opinions expressed in paragraphs (ii) and (iii) of this Section, counsel may rely upon prior opinions furnished by Nafziger & Otten as to matters of titles to properties acquired by the Company prior to May 14, 1980 and as to filings or recordings of the Indenture prior to May 14, 1980, provided that such opinion shall state that such counsel believe that they and the Agents are justified in relying on such prior opinions of Nafziger & Otten.

             (3) Opinion of Counsel to the Agents. The opinion of Gardner, Carton & Douglas, counsel to the Agents, covering such matters with respect to the incorporation of the Company, the validity of Bonds, the Registration Statement, the Prospectus and other related matters as the Agents may reasonably request, and Gardner, Carton & Douglas shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In rendering their opinion, Gardner, Carton & Douglas may rely upon the opinion of Jones, Day, Reavis & Pogue referred to above as to all matters enumerated in
        Section 5(a)(i)(v) hereof, provided that such opinion shall state that said counsel believe that they and the Agents are justified in relying on the opinion of Jones, Day, Reavis & Pogue.

             (4) In rendering the opinions contemplated by subsections 5(a)(1), 5(a)(2) and 5(a)(3) of this Section, counsel may rely upon certificates of state officials as to the Company's good standing and upon certificates of officers of the Company as to matters of fact relevant to such opinions. In giving such opinions, counsel may assume
        (i) that the signatures on all documents examined by them are genuine,
        (ii) the adequacy of the written information supplied by the Agents for use in the Registration Statement or the Prospectus and (iii) if the foregoing opinion of counsel is to be delivered on any date other than a Settlement Date, the conditions set forth in Section 4(d) hereof have been satisfied.

         (b) Officer's Certificate. At the date hereof the Agents shall have received a certificate of the President, a Vice President or the Treasurer of the Company and dated as of the date hereof, to the effect that to the best of his knowledge based on reasonable investigation:

             (1) The representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of such certificate.

             (2) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or is pending or is threatened by the SEC, under the 1933 Act.

             (3) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, except as contemplated in the Prospectus and except for payment of principal and interest on the outstanding debt securities of the Company or the pay-ment or declaration of or provision for distributions on the outstand-ing capital stock of the Company, (i) the Company has not sustained any loss or interference material to the Company with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) the Company has not incurred any material liabilities or obligations, direct or contingent, and has not entered into any material transaction not in the ordinary course of business,
        (iii) there has not been any material change in the capital stock or long-term debt of the Company or any material adverse change in the condition (financial or other) of the Company, and (iv) no material legal or governmental proceeding, domestic or foreign, affecting the Company or the transactions contemplated by this Agreement has been instituted or threatened.

             (4) The ICC Order approving the issuance and sale of not to exceed $49,000,000 aggregate principal amount of the Bonds through December 31, 1996 on the terms and in the manner contemplated by this Agreement and the Prospectus remains in full force and effect.

         (c) Comfort Letter. On the date hereof, the Agents shall have received a letter from Arthur Andersen LLP dated as of the date hereof and inform and substance satisfactory to the Agents, to the effect that:

             (i) They are independent public accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations.

             (ii) In their opinion, the financial statements and supporting schedules of the Company examined by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the 1934 Act Regulations.

             (iii) They have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company, a reading of the minute books of the Company since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company responsible for financial and accounting matters with respect to the unaudited financial statements included in the Registration Statement and Prospectus and the latest available interim unaudited financial statements of the Company, and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that: (A) the unaudited financial statements of the Company included in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations or were not fairly presented in conformity with generally accepted accounting principles in the United States applied on a basis substantially consistent with that of the audited financial statements included therein, or (B) at a specified date not more than five days prior to the date of such letter, there was any change in the capital stock or any increase in long-term debt of the Company or any decrease in the net assets of the Company, in each case as compared with the amounts shown on the most recent balance sheet of the Company included in the Registration Statement and Prospectus or, during the period from the date of such balance sheet to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in revenues or net income of the Company, except in each such case as set forth in or contemplated by the Registration Statement and Prospectus or except for such exceptions enumerate in such letter as shall have been agreed to by the Agents and the Company.

             (iv) In addition to the examination referred to in their report included or incorporated by reference in the Registration Statement and the Prospectus, and the limited procedures referred to in clause (iii) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by the Agents, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company identified in such letter.

        (d) Indenture Documents. On or prior to a Settlement Date and on or prior to each other date that Bonds are to be delivered by the Company for sale hereunder, all certificates, opinions and other documents required to be delivered under the Indenture to the Trustee in connection with such Bonds shall have been delivered and the Company shall have furnished to the Agents a certificate to such effect in such form and executed by such officers of the Company as shall be satisfactory to such Agents.

         (e) Other Documents. On the date hereof and on each Settlement Date with respect to any applicable Terms Agreement, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Bonds as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Bonds as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

         If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of the applicable Agent, any applicable Terms Agreement) may be terminated by the Agents by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in
Section 4(h) hereof, the provisions concerning payment of expenses under
Section 9 hereof, the indemnity and contribution agreement set forth in
Section 8 hereof, the provisions concerning the representations, warranties and agreements to survive delivery of Section 10 hereof and the provisions set forth in Section 14 hereof shall remain in effect.

SECTION 6.    Delivery of and Payment for Bonds Sold through the Agents.

         Delivery of Bonds sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. If a purchaser shall fail either to accept delivery of or to make payment for a Bond on the date fixed for settlement, the applicable Agent shall promptly notify the Company and deliver the Bond to the Company, and, if such Agent has theretofore paid the Company for such Bond, the Company will promptly return such funds to such Agent. If such failure occurred for any reason other than default by such Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

SECTION 7.    Additional Covenants of the Company.

         The Company covenants and agrees with the Agents that:

         (a) Reaffirmation of Representations and Warranties. Each acceptance by the Company of an offer for the purchase of Bonds, and each delivery of Bonds to the applicable Agent pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or its agent, or to the Agents, of the Bond or Bonds relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

         (b) Subsequent Delivery of Certificates. Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of Bonds or similar changes, and, unless the Agents shall otherwise specify, other than by an amendment or supplement that relates exclusively to an offering of debt securities other than the Bonds or preferred stock) or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities or preferred stock under the Registration Statement, unless the Agents shall otherwise specify), the Company shall furnish or cause to be furnished to the Agents forthwith a certificate dated the date of filing with the SEC of such supplement or document, or the date of effectiveness of such amendment, as the case may be, in form satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 5(b) hereof that was last furnished to the Agents are true and correct at the time of such amendment, supplement, or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. If the Company sells Bonds to an Agent pursuant to a Terms Agreement and if required by such Terms Agreement, the Company shall furnish or cause to be furnished to the Agents a certificate dated the Settlement Date for such sale stating that, except as set forth on contemplated in the Prospectus as of the date of such Terms Agreement, the statements in clauses (1), (2), (3) and (4) of Section 5(b) herof are true and correct.

         (c) Subsequent Delivery of Legal Opinions. Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of the Bonds or similar changes or solely for the inclusion of additional financial information, and, unless the Agents shall otherwise specify, other than by an amendment or supplement that relates exclusively to an offering of debt securities other than the Bonds or preferred stock) or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K or Quarterly Report on Form 10-Q, unless the Agent shall otherwise specify), or (if required pursuant to the terms of a Terms Agreement) the Company sells Bonds to an Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents the written opinions of Jones, Day, Reavis & Pogue and Sorling, Northrup, Hanna, Cullen and Cochran, Ltd., counsel to the Company, or other counsel satisfactory to the Agents dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the opinions referred to in Sections 5(a)(1) and 5(a)(2) hereof, but modified, as necessary, to relate to the filing of the supplemental indenture, and the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; or, in lieu of such opinions, counsel last furnishing each such opinion to the Agents shall furnish the Agents with a letter to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

         (d) Subsequent Delivery of Comfort Letters. Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or there is filed with the SEC any document incorporated by reference into the Prospectus that contains additional financial information or (if required pursuant to the terms of a Terms Agreement) the Company sells Bonds to an Agent pursuant to a Terms Agreement, the Company shall cause Arthur Andersen LLP forthwith to furnish the Agents a letter, dated the date of filing such supplement or document with the SEC or the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to the Agents, of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of
Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (iii) and (iv) of said Section 5(c) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Arthur Andersen LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agents, such letter should cover such other information.

         (e) Suspension of Obligations. The Company shall not be required to comply with the provisions of subsections (a), (b), (c) and (d) of this Section during any period from the time the Agents shall have suspended solicitations of purchases of the Bonds in their capacity as agents pursuant to a request from the Company to the time the Company shall determine that solicitation of purchases of the Bonds should be resumed or shall subsequently enter into a new Terms Agreement with any or all of the Agents.

SECTION 8.    Indemnification and Contribution.

         (a) The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of either
Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Agent or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by (i) any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Agent furnished to the Company in writing by such Agent expressly for use therein or
(ii) statements in or omissions from that part of the Registration Statement which shall constitute the Trustees' Statements of Eligibility on Forms T-1 and T-2.

         (b) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to such Agent, but only with reference to information relating to such Agent furnished to the Company in writing by such Agent expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto.

        (c) If any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect to the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Agents, in the case of parties indemnified pursuant to paragraph (b) of this Section, and by the Company, in the case of parties indemnified pursuant to paragraph (a) of this Section. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and
(ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) If the indemnification provided for in paragraph (a) or (b) of this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other hand from the offering of the Bonds or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Agents on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other hand in connection with the offering of the Bonds shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Bonds (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by such Agent to the date of such liability bears to the total sales price from the sale of the Bonds sold to or through such Agent to the date of such liability. The relative fault of the Company on the one hand and of the Agents on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) The Company and the Agents agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Agent shall be required to contribute any amount in excess of the amount by which the total sales price of the Bonds sold to or through such Agent exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

SECTION 9.    Payment of Expenses.

The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

         (a) The preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

         (b)  The preparation, filing and reproduction of this Agreement;

         (c) The preparation, printing, issuance and delivery of the Bonds, including any fees and expenses relating to the use of book-entry bonds;

         (d) The fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel;

         (e) The reasonable fees and disbursements of counsel to the Agents incurred from time to time in connection with the transactions contemplated hereby;

         (f) The qualification of the Bonds under state securities laws in accordance with the provisions of Section 4(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Memorandum and any Legal Investment Survey;

         (g) The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Bonds;

         (h) The preparation, printing, reproducing and delivery to the Agents of copies of the Indenture and all supplements and amendments thereto;

         (i)  Any fees charged by rating agencies for the rating of the Bonds;

         (j) The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

         (k) Any advertising and other out-of-pocket expenses of the Agents incurred with the approval of the Company;

         (l) The cost of preparing, and providing any CUSIP or other identification numbers for, the Bonds;

         (m) The fees and expenses of any book-entry depositary and any nominees thereof in connection with the Bonds; and

         (n) The fees and expenses, if any, incurred in connection with any filing with or approval by the ICC in connection with the issuance of the Bonds.

SECTION 10.   Representations, Warranties and Agreements to Survive Delivery.

         All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of any Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Bonds.

SECTION 11.   Termination.

         (a) Termination of this Agreement. This Agreement (excluding any Terms Agreement) may be terminated for any reason, at any time by either the Company or an Agent upon the giving of 30 days' written notice of such termination to the other party hereto.

         (b) Termination of a Terms Agreement. The applicable Agent may terminate any Terms Agreement, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in the judgment of such Agent, impracticable to market the Bonds or enforce contracts for the sale of the Bonds, or (iii) if trading in any securities of the Company or CIPSCO Incorporated has been suspended by the SEC or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the SEC or any other governmental authority, or if a banking moratorium shall have been declared by either federal or New York authorities, or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of any applicable Terms Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) if there shall have come to the applicable Agent's attention any facts that would cause such Agent to believe that the Prospectus, at the time it was required to be delivered to a purchaser ofBonds, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

        (c) General. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) each Agent shall be entitled to any commission earned in accordance with the third paragraph of
Section 3(a) hereof, (ii) if at the time of termination (a) each Agent shall own any Bonds purchased pursuant to a Terms Agreement with the intention of reselling them or (b) an offer to purchase any of the Bonds has been accepted by the Company but the time of delivery to the purchaser or his agent of the Bond or Bonds relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Bonds are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(h) hereof, the provisions of Section 5 hereof, the indemnity and contribution agreements set forth in Section 8 hereof, and the provisions of Sections 9, 10 and 14 hereof shall remain in effect.

SECTION 12.   Notices.

         Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below:

         If to the Company:

              Central Illinois Public Service Company
              607 East Adams Street
              Springfield, Illinois 62739
              Attention:  Treasurer

         If to Smith Barney Inc.:

              Smith Barney Inc.
              390 Greenwich Street - 4th Floor
              New York, New York  10013
              Attention:  MTN Product Management/Origination - Mark R. Meyer

         If to Morgan Stanley & Co. Incorporated:

              Morgan Stanley & Co. Incorporated
              1221 Avenue of the Americas, 4th Floor
              New York, New York  10020
              Attention:  Manager - Continuously Offered Products

            with a copy to:

              Morgan Stanley & Co. Incorporated
              1251 Avenue of the Americas, 28th Floor
              New York, New York  10020
              Attention:  Peter Cooper - Investment Banking Information Center

         If to First Chicago Capital Markets, Inc.:

              First Chicago Capital Markets, Inc.
              One First National Plaza, Suite 0030
              Chicago, Illinois 60670
              Attention:  FCCM Credit Officer

           with a copy to:

              First Chicago Capital Markets, Inc.
              153 West 51st Street, Suite 4000
              New York, New York  10019
         Attention:  Linda A. Dawson - Transaction Management Department

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 12.



SECTION 13.   Governing Law.

         This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of Illinois applicable to agreements made and to be performed in the State of Illinois.

SECTION 14.   Parties.

         This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Bonds shall be deemed to be a successor by reason merely of such purchase.

        If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.

                             Very truly yours,

                             CENTRAL ILLINOIS PUBLIC SERVICE COMPANY



                             By: ____________________________________
                                 Name:
                                 Title:

Accepted:

SMITH BARNEY INC.


By: _____________________________
    Name:
    Title:


FIRST CHICAGO CAPITAL MARKETS, INC.


By: _____________________________
    Name:
    Title:


MORGAN STANLEY & CO. INCORPORATED


By: _____________________________
    Name:
    Title:

                                                                EXHIBIT A



       The following terms, if applicable, shall be agreed to by the applicable Agent and the Company pursuant to each Terms Agreement:

              Principal Amount:  $_________
               Interest Rate:

                  If Redeemable:

                      Initial Redemption Date:
                      Initial Redemption Percentage:
                      Annual Redemption Percentage Reduction:

              Date of Maturity:
              Purchase Price:  ___%
              Settlement Date and Time:
              Stand-Off Period (if any):
              Additional Terms:

Also, agreement as to whether the following will be required:

              Officer's Certificate pursuant to Section 7(b)
                of the Distribution Agreement.
              Legal Opinion pursuant to Section 7(c) of the
                Distribution Agreement.
              Comfort Letter pursuant to Section 7(d) of the
                Distribution Agreement.
              Stand-off Agreement pursuant to Section 4(k) of the
                Distribution Agreement.

                               EXHIBIT C

              ACCEPTANCE OF TERMS OF DISTRIBUTION AGREEMENT



[NAME OF AGENT]


       Pursuant to Section 1(a) of the Distribution Agreement (the "Agreement") dated June 1, 1995 among Central Illinois Public Service Company and the Agents named therein, Central Illinois Public Service Company hereby appoints to serve as an Agent under the Agreement,
subject to the terms and conditions stated therein, which terms and conditions are incorporated herein by reference.

      Please acknowledge your acceptance of such appointment and your agreement to be bound by all the terms of the Agreement by signing and returning this letter to the Company.

                             CENTRAL ILLINOIS PUBLIC SERVICE COMPANY



                             By: ________________________________________




Accepted as of the _____ day of ______,199_.

______________________
[AGENT]

SCHEDULE A


    As compensation for the services of the Agents hereunder, the Company shall pay the applicable Agent, on a discount basis, a commission for the sale of each Bond equal to the principal amount of such Bond multiplied by the appropriate percentage set forth below:


    PERCENT OF
MATURITY RANGES                               PRINCIPAL AMOUNT

From 1 year but less than 18 months. . . . .        .150

From 18 months but less than 2 years . . . .        .200

From 2 years but less than 3 years . . . . .        .250

From 3 years but less than 4 years . . . . .        .350

From 4 years but less than 5 years . . . . .        .450

From 5 years but less than 6 years . . . . .        .500

From 6 years but less than 7 years . . . . .        .550

From 7 years but less than 10 years. . . . .        .600

From 10 years but less than 15 years . . . .        .625

From 15 years but less than 20 years . . . .        .700

From 20 years to and including 30 years. . .        .750

More than 30 years . . . . . . . . . . . . .          *

* Commission on Bonds with maturities of more than 30 years shall be agreed to by the Company and the applicable Agent at the time of such transaction.

                                                                     EXHIBIT B
                     ADMINISTRATIVE PROCEDURES FOR
                 CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
             FIRST MORTGAGE BONDS, MEDIUM-TERM NOTE SERIES
                       (Dated as of June 1, 1995)



         First Mortgage Bonds, Medium-Term Note Series (the "Bonds") in the aggregate principal amount of up to $50,000,000 are to be offered on a continuing basis by Central Illinois Public Service Company (the "Company") through Smith Barney Inc., First Chicago Capital Markets, Inc. and Morgan Stanley & Co. Incorporated who, as agents (each an "Agent," and, collectively, the "Agents"), have agreed to use their best efforts to solicit offers to purchase the Bonds from the Company. The Agents may also purchase Bonds as principal for resale.

         The Bonds are being sold pursuant to a Distribution Agreement between the Company and the Agents, dated June 1, 1995 (the "Distribution Agreement"). The Bonds will be issued pursuant to an Indenture of Mortgage or Deed of Trust dated October 1, 1941, executed by the Company to Bank of America Illinois, Chicago, Illinois, as Trustee and an individual trustee, as previously supplemented and amended by supplemental trust indentures and as to be further supplemented and amended by a supplemental trust indenture relating to each series of Bonds (the "Indenture"). A Registration Statement (the "Registration Statement," which term shall include any additional registration statements filed in connection with the Bonds as provided in the introductory paragraphs of the Distribution Agreement) with respect to the Bonds has been filed with the Securities and Exchange Commission (the "Commission"). The most recent basic Prospectus included in the Registration Statement, as supplemented with respect to the Bonds, is herein referred to as the "Prospectus Supplement". The most recent supplement to the Prospectus with respect to the specific terms of the Bonds is herein referred to as the "Pricing Supplement."

         The Bonds will either be issued (a) in book-entry form and represented by one or more fully registered Bonds (each, a "Book-Entry Bond") delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC, or (b) in certificated form delivered to the purchaser thereof or a person designated by such purchaser. Except in the limited circumstances described in the Prospectus, owners of beneficial interests in Bonds issued in book-entry form will not be entitled to physical delivery of Bonds in certificated form equal in principal amount to their respective beneficial interests.

         General procedures relating to the issuance of all Bonds are set forth in Part I hereof. Additionally, Bonds issued in book-entry form will be issued in accordance with the procedures set forth in Part II hereof and Bonds issued in certificated form will be issued in accordance with the procedures set forth in Part III hereof. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Bonds, as the case may be.

                     PART I:  PROCEDURES OF GENERAL
                              APPLICABILITY

Date of Issuance/
  Authentication:
                 Each Bond will be dated by the Trustee as of the Interest Payment Date thereof to which interest was paid next preceding the date of issue, unless (a) issued on an Interest Payment Date thereof to which interest was paid, in which event it shall be dated as of the date of issue, or (b) issued prior to the occurrence of the first Interest Payment Date thereof to which interest was paid, in which event it shall be dated the Original Issue Date. The Original Issue Date shall remain the same for all Bonds subsequently issued upon transfer, exchange or substitution of an original Bond regardless of their dates of authentication.

Maturities:
                 Each Bond will mature on a date selected by the purchaser and agreed to by the Company which is not less than one year nor more than forty years from its Original Issue Date.

Registration:
                 Bonds will be issued only in fully registered form.

Calculation of Interest:
                 Interest (including payments for partial periods) will be calculated and paid on the basis of a 360-day year of twelve 30-day months.

Acceptance and Rejection
  of Offers:
                 The Company shall have the sole right to accept offers to purchase Bonds from the Company and may reject any such offer in whole or in part. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Bonds from the Company received by it. Each Agent shall have the right, in its discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Bonds through it in whole or in part.

Preparation of Pricing
  Supplement:
                 If any offer to purchase a Bond is accepted by the Company, the Company, with the approval of the Agent which presented such offer (the "Presenting Agent"), will prepare a Pricing Supplement reflecting the terms of such Bond and file a Pricing Supplement relating to the Bonds and the plan of distribution thereof (the "Supplemented Prospectus"), with the Commission in accordance with Rule 424 under the Act. The Presenting Agent will cause a stickered Supplemented Prospectus to be delivered to the purchaser of the Bond.

                 The Company shall have delivered a completed
                 Pricing Supplement, via next day mail or
                 telecopy to arrive no later than 11 AM on the Business Day following the trade date, to the Presenting Agent at the following locations:
                 Smith Barney Inc. at the following address:
                 Smith Barney Inc., 390 Greenwich Street - 4th Floor, New York, New York 10013, Attention:
                 MTN Product Management/Origination - Mark R.
                 Meyer, Telephone: (212) 723-5123, Telecopy:
                 (212) 723-8854, also, a copy to: Smith Barney Inc., 388 Greenwich Street - 34th Floor, New York, New York 10013, Attention: Legal Compliance - Adrienne Garofalo, Telephone
                 (212) 816-7594, Telecopy (212) 816-7912; to
                 Morgan Stanley & Co. Incorporated at the
                 following address:  Morgan Stanley & Co.
                 Incorporated, 1221 Avenue of the Americas, 4th Floor, New York, New York 10020, Attn.:
                 Medium-Term Note Trading Desk, Carlos Cabrera,
                 Telephone:  (212) 296-5830, Telecopier:  (212)
                 764-7490; and to First Chicago Capital
                 Markets, Inc. at the following address:  One
                 First National Plaza, Suite 0307, Chicago,
                 Illinois  60670, Attn.:  Operations Manager,
                 Medium-Term Notes.

                 In each instance that a Pricing Supplement is prepared, the Agents will affix the Pricing Supplement to Supplemented Prospectuses prior to their use. Outdated Pricing Supplements, and the Supplemented Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Settlement:
                 The receipt of immediately available funds by the Company in payment for a Bond and the authentication and delivery of such Bond shall, with respect to such Bond, constitute "settlement." Offers accepted by the Company will be settled on the date that is three Business Days after the date of the acceptance of the offer, or at such later time as the purchaser, the Trustee and the Company shall agree, pursuant to the timetable for settlement set forth in Parts II and III hereof under the caption "Settlement Procedures" with respect to Book-Entry Bonds and Certificated Bonds, respectively. If procedures A and B of the applicable Settlement Procedures with respect to a particular offer are not completed on or before the time set forth under the applicable "Settlement Procedures Timetable," such offer shall not be settled until the Business Day following the completion of settlement procedures A and B or such later date as the purchaser and the Company shall agree.

                 In the event of a purchase of Bonds by any Agent as principal, appropriate settlement details will be as agreed between the Agent and the Company pursuant to the applicable Terms Agreement.

Suspension of Solicitation;
  Amendment or Supplement:
                 The Company may instruct the Agents to suspend solicitation of purchases at any time. Upon receipt of such instructions the Agents will forthwith suspend solicitation of offers to purchase from the Company until such time as the Company has advised them that solicitation of offers to purchase may be resumed. If the Company decides to amend the Registration
                 Statement (including incorporating any
                 documents by reference therein) or supplement any of such documents, it will promptly furnish the Agents and their counsel with copies of the amendment (including any document proposed to be incorporated by reference therein) or supplement. One copy of such filed document, along with a copy of the cover letter sent to the Commission, will be delivered or mailed to the Agents at the following respective addresses: Smith Barney
                 Inc., 390 Greenwich Street - 4th Floor, New
                 York, New York 10013, Attention: MTN Product Management/ Origination - Mark R. Meyer,;
                 Morgan Stanley & Co. Incorporated, 1221 Avenue of the Americas, 4th Floor, New York, New York 10020, Attention: Manager - Continously
                 Offered Products, with a copy to Morgan
                 Stanley & Co. Incorporated, 1251 Avenue of the Americas, 28th Floor, New York, New York
                 10020, Attention: Peter Cooper - Investment Banking Information Center; and First Chicago
                 Capital Markets, Inc., One First National
                 Plaza, Suite 0030, Chicago, Illinois  60670,
                 Attn.: FCCM Credit Officer, with a copy to First Chicago Capital Markets, Inc., 153 West
                 51st Street, Suite 4000, New York, New York
                 10019, Attention:  Linda A. Dawson -
                 Transaction Management Department.

                 In the event that at the time the solicitation of offers to purchase from the Company is suspended there shall be any orders outstanding which have not been settled, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus:
                 A copy of the most recent Prospectus,
                 Prospectus Supplement and Pricing Supplement must accompany or precede the earlier of (a) the written confirmation of a sale sent to a customer or the agent of such Customer, and
                 (b) the delivery of Bonds to a customer or the agent of such customer.

Authenticity of
  Signatures:
                 The Agents will have no obligations or
                 liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Bond.

Documents Incorporated by
  Reference:
                 The Company shall supply the Agents with an adequate supply of all documents incorporated by reference in the Registration Statement.

Business Day:
                 "Business Day" means any day, other than a Saturday or Sunday, on which banks in the City of New York, are not required or authorized by law to close.

                  PART II:  PROCEDURES FOR BONDS ISSUED
                           IN BOOK-ENTRY FORM

    In connection with the qualification of Bonds issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and the Trustee to DTC, dated June 1, 1995, and a Medium-Term Note Certificate Agreement, dated December 29, 1988, between the Trustee and DTC (the"Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:
                    All Bonds issued in book-entry form having the same Original Issue Date, interest rate, and Stated Maturity will be represented initially by a single global security in fully registered form without coupons (each, a "Book-Entry Bond").

                    Each Book-Entry Bond will be dated and issued as of the date of its authentication by the Trustee. Each Book-Entry Bond will bear an interest Accrual Date, which will be (a) with respect to an original Book-Entry Bond (or any portion thereof), its Original Issue Date and
                    (b) with respect to any Book-Entry Bond (or portion thereof) issued subsequently upon exchange of a Book-Entry Bond or in lieu of a destroyed, lost or stolen Book-Entry Bond, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Book-Entry Bond or Bonds (or if no such payment or provision has been made, the Original Issue Date of the predecessor
                    Book-Entry Bond or Bonds), regardless of the date of authentication of such subsequently issued Book-Entry Bond. No Book-Entry Bond shall represent any Bond issued in certificated form.

Identification:
                    The Company has arranged with the CUSIP
                    Service Bureau of Standard & Poor's
                    Corporation (the "CUSIP Service Bureau") for the reservation of approximately 900 CUSIP numbers which have been reserved for and relating to Book-Entry Bonds and the Company has delivered to the Trustee and DTC a written list of such CUSIP numbers. The Trustee will assign CUSIP numbers to Book-Entry Bonds as described below under Settlement Procedure B. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Trustee has assigned to Book-Entry Bonds.

                    The Trustee will notify the Company at any time when fewer than 50 of the reserved CUSIP numbers remain unassigned to Book-Entry Bonds, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Book-Entry Bonds. Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the Trustee and DTC.

Registration:
                    Each Book-Entry Bond will be registered in the name of Cede & Co., as nominee for DTC, on the register maintained by the Trustee under the Indenture. The beneficial owner of a Bond issued in book-entry form (i.e., an owner of a beneficial interest in a Book-Entry Bond) (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Bond issued in book-entry form, the "Participants") to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Bond issued in book-entry form in the account of such Participants. The ownership interest of such beneficial owner in such Bond issued in book-entry form will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:
                    Transfers of a Book-Entry Bond will be
                    accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in
                    DTC) acting on behalf of beneficial
                    transferors and transferees of such Book-Entry
                    Bond.

Exchanges:
                    The Trustee may deliver to DTC and the CUSIP
                    Service Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more Book-Entry Bonds Outstanding on such date that represent Book-Entry Bonds having the same terms (other than Original Issue Dates) and for which interest has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for the related Bonds issued in book-entry form, on which such Book-Entry Bonds shall be exchanged for a single replacement Book-Entry Bond; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Book-Entry Bond. Upon receipt of such a notice, DTC will send to its participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Book-Entry Bonds to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Book-Entry Bonds for a single Book-Entry Bond bearing the new CUSIP numbers and the CUSIP number of the exchanged Book-Entry Bonds will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.

Denominations:
                    Bonds issued in book-entry form will be issued in denominations of $100,000 and any larger denomination which is an integral multiple of $1,000.

Interest:
                    General. Interest on each Bond issued in book-entry form will accrue from the Original Issue Date of the Book-Entry Bond representing such Bond. Each payment of interest on a Bond issued in book-entry form will include interest accrued through the day preceding, as the case may be, the Interest Payment Date or Maturity. Interest payable at Maturity of a Bond issued in book-entry form will be payable to the Person to whom the principal of such Bond is payable. DTC will arrange for each pending deposit message described under Settlement Procedure C below to be transmitted to Standard & Poor's, which will use the information in the message to include certain terms of the related Book-Entry Bond in the appropriate daily bond report published by Standard & Poor's.

Regular Record Dates.  The Regular Record Date
                    with respect to any Interest Payment Date shall be the 15th day of the month immediately preceding the month in which an Interest
                    Payment Date occurs.

Interest Payment Dates.  Interest payments
                    will be made on each Interest Payment Date commencing with the first Interest Payment Date following the Original Issue Date to the holders on the Record Date preceding such Interest Payment Date.

                    Interest payments on Bonds issued in
                    book-entry form will be made semiannually on the dates specified in the Pricing Supplement and at Maturity unless such day is not a Business Day, in which case such payment will be made on the next Business Day.

Payments of Principal
  and Interest:
                    Payment of Interest Only.  Promptly after each
                    Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Book-Entry Bond on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Book-
                    Entry Bond on such Interest Payment Date by reference to the daily bond reports published by Standard &
                    Poor's Corporation.  On such Interest Payment
                    Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than at Maturity), at the times and in the manner set forth below under "Manner of Payment."

                    Payments at Maturity.  On or about the first
                    Business Day of each month in which principal and/or interest is to be paid, the Trustee will deliver to the Company and DTC a written list of principal, interest and premium, if any, to be paid on each Book-Entry Bond maturing either at stated maturity or on a Redemption Date in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal and interest payments with respect to a Book-Entry Bond on or about the fifth Business Day preceding the Maturity of such Book-Entry Bond. At such Maturity, the
                    Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Bond, together with interest and premium, if any, due at such maturity, at the times and in the manner set forth below under "Manner of Payment." If any Maturity of a Book-Entry Bond is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the principal, interest and premium, if any, due at the Maturity of such Book-Entry Bond, the Trustee will cancel such Book-Entry Bond and deliver it to the Company with an appropriate debit advice. On the first Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of Outstanding Book-Entry Bonds as of the immediately preceding Business Day.

                    Manner of Payment. The total amount of any principal, premium, if any, and interest due on Book-Entry Bonds on any Interest Payment Date or at Maturity shall be transferred by the Company to the Trustee to an account designated by the Trustee in funds available for use by the Trustee as of 9:30 a.m., New York City time, on such date. The Company will confirm such instructions in writing to the Trustee. Prior to 10:00 a.m., New York City time, on such date or as soon as possible thereafter, the Trustee will pay (but only from funds withdrawn from such account) by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Book-Entry Bond on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names such Bonds are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any responsibility or liability for the payment by DTC of the principal of, or interest on, the Book-Entry Bond to such Participants.

                    Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Bond will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Bond.

Settlement Procedures:
Settlement Procedures with regard to each Bond in book-entry form sold by each Agent as agent of the Company, will be as follows:

A.   The Presenting Agent will advise the
     Company by telephone (confirm by facsimile) of the following Settlement information:

     1.     Taxpayer identification number of
            the purchaser.

     2.     Principal amount of the Bond.

     3.     Terms:

            a)     interest rate
            b)     interest payment dates

     4.     Price to public of the Bond.

     5.     Trade date.

     6.     Settlement Date (Original Issue
              Date).

     7.     Maturity.

     8.     Net proceeds to the Company.

     9.     Agent's commission

B.   The Company will advise the Trustee by
     electronic transmission of the above
     settlement information received from the
     Presenting Agent with respect to the
     Book-Entry Bond representing such Bond
     and the name of the Agent, and the
     Trustee will assign a CUSIP number to
     such Bond.

C.   The Trustee will communicate to DTC
     through DTC's Participant Terminal
     System, a pending deposit message
     specifying the following settlement
     information, which will route such
     relevant information to the Presenting
     Agent, Standard & Poor's Corporation and
     Interactive Data Corporation:

     1.   The information set forth in
          Settlement Procedure A.

     2.   Identification numbers of the
          participant accounts maintained by
          DTC on behalf of the Trustee and
          the Agent.

     3.   Initial Interest Payment Date for
          such Bond, number of days by which
          such date succeeds the related
          record dated for DTC purposes and,
          if then calculable, the amount of
          interest payable on such Interest
          Payment Date (which amount shall
          have been confirmed by the
          Trustee).

     4.   CUSIP number of the Book-Entry Bond
          representing such Bond.

     5.   Whether such Book-Entry Bond
          represents any other Bonds issued
          or to be issued in book-entry form.

D. The Board of Directors of the Company or the Executive Committee thereof shall approve the final terms of the Bonds and the Company and the Trustee will execute an appropriate Supplemental Indenture which the Company will file for record.

E.   The Trustee will complete a Book-Entry
     Bond representing such Bond in a form
     that has been approved by the Company,
     the Agents and the Trustee.

F.   The Trustee will authenticate the Book-
     Entry Bond representing such Bond.

G.   DTC will credit such Bond to the
     participant account of the Trustee
     maintained by DTC.

H.   The  Trustee will enter an SDFS deliver
     order through DTC's Participating
     Terminal System instructing DTC (i) to
     debit such Bond to the Trustee's
     participant account and credit such Bond to the participant account of the Presenting Agent maintained by DTC and
     (ii) to debit the settlement account of
     the Presenting Agent and credit the
     settlement account of the Trustee
     maintained by DTC, in an amount equal to the price of such Bond less such Agent's commission. Any entry of such a deliver order shall be deemed to constitute a representation and warranty by the
     Trustee to DTC that (i) the Book-Entry
     Bond representing such Bond has been
     issued and authenticated and (ii) the
     Trustee is holding such Book-Entry Bond
     pursuant to the Medium Term Note
     Certificate Agreement between the Trustee and DTC.

I.   The Presenting Agent will enter an SDFS
     deliver order through DTC's Participant
     Terminal System instructing DTC (i) to
     debit such Bond to the Presenting Agent's participant account and credit such Bond to the participant account of the Participants maintained by DTC and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Presenting Agent maintained by DTC, in an amount equal to the initial public offering price of such Bond.

J.   Transfers of funds in accordance with
     SDFS deliver orders described in
     Settlement Procedures H and I will be
     settled in accordance with SDFS operating procedures in effect on the Settlement
     Date.

K.   Upon receipt of such funds, the Trustee
     will credit to an account of the Company identified to the Trustee funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure H.

L.   The Trustee will send a copy of each
     Book-Entry Bond to the Company together
     with a statement setting forth the
     principal amount of Bonds outstanding in accordance with the Indenture.

M.   The Agent will confirm the purchase of
     such Bond to the purchaser either by
     transmitting to the Participant with
     respect to such Bond a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such purchaser.

Settlement Procedures
  Timetable:
For order of Bonds accepted by the Company, Settlement Procedures "A" through "M" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement
 Procedure     Time

A-B     11:00 a.m. on the trade date
C       2:00 p.m. on the trade date
D       No later than the Business Day before
         Settlement Date
E       3:00 p.m. on the Business Day before
         Settlement Date
F       No later than 2:00 p.m. on the day prior
         to the Settlement Date
G       10:00 a.m. on the Settlement Date
H-I     No later than 2:00 p.m. on the day prior
         to the Settlement Date
J       4:45 p.m. on the Settlement Date
K-M     5:00 p.m. on the Settlement Date

Settlement Procedures A, B and C may, if necessary, be completed at any time prior to the specified times on the first Business Day after the sale date. Settlement Procedure J is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If settlement of a Bond issued in book entry form is rescheduled or canceled, the Trustee will deliver to DTC, through DTC's Participant
Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New
York City time, on the Business Day
immediately preceding the scheduled Settlement
Date.

Failure to Settle:
     If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Bond issued in book-entry form pursuant to Settlement
     Procedure H; the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Bond to the participant account of the Trustee maintained at DTC.
     DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Book-Entry Bond representing such Bond that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Bonds represented by a Book-Entry
     Bond, the Trustee will mark such Book-Entry
     Bond "cancelled", make appropriate entries in its records and send such cancelled Book-Entry
     Bond to the Company. The CUSIP number assigned to such Book-Entry Bond shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Bonds represented by a Book-Entry Bond, the Trustee will exchange such Book-Entry Bond for two Book-Entry Bonds, one of which shall represent the Book-Entry Bonds for which withdrawal messages are processed and shall be cancelled immediately after issuance, and the other of which shall represent the other Bonds previously represented by the surrendered
     Book-Entry Bond and shall bear the CUSIP number of the surrendered Book-Entry Bond.

     If the purchase price for any Book-Entry Bond is not timely paid to the Participants with respect to such Bond by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC's Participant Terminal
     System reversing the orders entered pursuant to Settlement Procedures H and I, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Agent to perform its obligations hereunder or under the
     Distribution Agreement, the Company will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company.

     Notwithstanding the foregoing, upon any
     failure to settle with respect to a Book-Entry
     Bond, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Bond that was to have been represented by a Book-Entry Bond also representing other Bonds, the Trustee will provide, in accordance with Settlement
     Procedures E and F, for the authentication and issuance of a Book-Entry Bond representing such remaining Bonds and will make appropriate entries in its records.

                PART III:  PROCEDURES FOR BONDS ISSUED
                        IN CERTIFICATED FORM
Denominations:
     The Bonds will be issued in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

Interest:
     Each Bond will bear interest in accordance with its terms. Interest will begin to accrue on the Original Issue Date of a Bond for the first interest period and on the most recent interest payment date to which interest has been paid for all subsequent interest periods.
     Each payment of interest shall include
     interest accrued to, but excluding, the date of such payment.

     Interest payments will be made semiannually on the dates specified in the Pricing Supplement and at maturity. However, the first payment of interest on any Bond issued between a Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Record Date. The Record
     Date for any payment of interest shall be the 15th day of the month immediately preceding the month on which an Interest Payment Date occurs. Interest at maturity will be payable to the person to whom the principal is payable.

     Nothing herein should be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, or the Agents, or DTC, or any Bondholder, it being understood by all parties that payments made by the Trustee shall be made solely to the extent that funds are provided to the Trustee for such purpose.

Payments of Principal
       and Interest:
     Principal of and interest on the Bonds, will be payable in Chicago, Illinois or New York, New York and interest is payable, at the option of the Company, by check mailed to the registered owners of the Bonds. Any payment of principal or interest required to be made on an Interest Payment Date or at maturity of a Bond which is not a Business Day (as defined below) need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or at maturity, as the case may be, and no interest shall accrue for the period from and after such Interest
     Payment Date or maturity.

     The Trustee will provide to the Company in each month prior to a month in which any Bond or Bonds mature, a list of the principal and interest to be paid on Bonds maturing in the next succeeding month. The Trustee will be responsible for withholding taxes on interest paid as required by applicable law, but shall be relieved from any such responsibility if it acts in good faith and in reliance upon an opinion of counsel.

     Bonds presented to the Trustee at maturity for payment will be cancelled and held by the Trustee.

     Settlement Procedures:
     Settlement Procedures with regard to each Bond purchased through any Agent, as agent, shall be as follows:

A.   The Presenting Agent will advise the
     Company by telephone of the following
     Settlement information with regard to
     each Bond:

     1.   Exact name in which the Bond is to
          be registered (the "Registered
          Owner").

     2.   Exact address or addresses of the
          Registered Owner for delivery,
          notices and payments of principal
          and interest.

     3.   Taxpayer identification number of
          the Registered Owner.

     4.   Principal amount of the Bond.

     5.   Denomination of the Bond.

     6.   Terms:

              a)     interest rate
              b)     interest payment dates

     7.   Price to public of the Bond.

     8.   Settlement date (Original Issue
               Date).

     9.   Maturity Date.

     10.  Net proceeds to the Company.

     11.  Agent's Commission.

B. The Company shall provide to the Trustee the above Settlement information received from the Agents and shall cause the Trustee to issue, authenticate and deliver Bonds. The Company also shall provide to the Trustee and/or Agents a copy of the applicable Pricing
     Supplement.

C. The Board of Directors of the Company or the Executive Committee thereof shall approve the final terms of the Bonds and the Company and the Trustee will execute an appropriate
     Supplemental Indenture which the Company will file for record.

D.   With respect to each trade, the Trustee
     will deliver the Bonds to the Presenting
     Agent at the following applicable
     address:  Smith Barney Inc., 390
     Greenwich Street - 3rd Floor, New York,
     New York 10013, Attention: Syndicate
     Operations - James Steiner; in the case
     of Morgan Stanley & Co. Incorporated to
     Bank of New York, Dealer Clearance
     Department, 1 Wall Street, 3rd Floor,
     Window 3B, New York, New York 10005,
     Attention:  For the Account of Morgan
     Stanley & Co. Incorporated; or in the
     case of First Chicago Capital Markets,
     Inc., to Bankers Trust, 16 Wall Street,
     5th Floor, Window 51, New York, New York
     10015, Attention:  Jim Murrary.  The
     Trustee will keep a copy of such Bond.
     The Presenting Agent will acknowledge
     receipt of the Bond through a broker's
     receipt and will keep a copy of such
     Bond. Delivery of the Bond will be made only against such acknowledgment of receipt. Upon determination that the
     Bond has been authorized, delivered and
     completed as aforementioned, the
     Presenting Agent will wire the net
     proceeds of the Bond after deduction of
     its applicable commission to the Company pursuant to standard wire instructions given by the Company.

E.   The Presenting Agent will deliver the
     Bond (with confirmations), as well as a
     copy of the Prospectus and any applicable
     Prospectus Supplement or  Supplements
     received from the Trustee to the
     purchaser against payment in immediately available funds.

F. The Trustee will send a copy of such Bond to the Company.

Settlement Procedures
          Timetable:
     For offers accepted by the Company, Settlement
     Procedures "A" through "F" set forth above shall be completed on or before the respective times set forth below:

Settlement
Procedure     Time

A-B       3:00 P.M. on the fifth Business Day prior
            to settlement
C         No later than Business Day prior to
            settlement
D         2:15 P.M. on day of settlement
E         3:00 P.M. on day of settlement
F         5:00 P.M. on day of settlement

Failure to Settle:
     In the event that a purchaser of a Bond from the Company shall either fail to accept delivery of or make payment for a Bond on the date fixed for settlement, the Presenting
     Agent will forthwith notify the Trustee and the Company by telephone, confirmed in writing, and return the Bond to the Trustee.
     The Trustee, upon receipt of the Bond from the Agent, will immediately advise the Company and the Company will promptly arrange to credit the account of the Presenting Agent in an amount of immediately available funds equal to the amount previously paid by such Agent in settlement for the Bond. Such credits will be made on the settlement date if possible, and in any event not later than the Business Day following the settlement date; provided that the Company has received notice on the same day. If such failure shall have occurred for any reason other than failure by such Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company. Immediately upon receipt of the Bond in respect of which the failure occurred, the Trustee will cancel and destroy the Bond, make appropriate entries in its records to reflect the fact that the Bond was never issued, and accordingly notify in writing the Company.